Exhibit 1.4

DISTRIBUTION AGREEMENT

December 21, 2015

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Retail Properties of America, Inc., a Maryland corporation (the “Company”) confirms its agreements with Morgan Stanley & Co. LLC, as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“Morgan Stanley”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below (this “Agreement”), of shares (the “Shares”) of Class A common stock, $0.001 par value (the “Common Stock”), of the Company having an aggregate offering price of up to $250,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. The Shares are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-207824) (the “Registration Statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). As used herein, “Registration Statement” means, at any given time, such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to Morgan Stanley, including (1) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein as of such time and (2) any information contained or incorporated by reference in a prospectus relating to the offering of the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement as of such time. “Basic Prospectus” means, at any given time, the prospectus dated November 5, 2015, filed as part of the Registration Statement, including the documents incorporated by reference therein as of such time; “Prospectus Supplement” means the most recent prospectus supplement relating to the offering of the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to Morgan Stanley in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Sections 4(b) or 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectuses” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company also has entered into three separate distribution agreements (each, an “Alternative Distribution Agreement”), as of the date hereof, with Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Jefferies LLC (each, an “Alternative Agent” and together with Morgan Stanley, the “Agents”). The aggregate number of Shares that may be sold pursuant to this Agreement, any Terms Agreement (as defined in Section 1(a) below), the Alternative Distribution Agreements and any Alternative Terms Agreements (as defined in Section 1(a) below) shall not exceed the Maximum Amount. This Agreement and the Alternative Distribution Agreements are sometimes hereinafter referred to as the “Distribution Agreements.”

The Company and Morgan Stanley agree as follows:

1. Issuance and Sale.

(a)	Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, on any NYSE Business Day (as defined below) selected by the Company, the Company and Morgan Stanley shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by Morgan Stanley and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to Morgan Stanley, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Whenever the Company determines to sell the Shares directly to an Alternative Agent as principal pursuant to the applicable Alternative Distribution Agreement, it will enter into a separate agreement (each, an “Alternative Terms Agreement”) in substantially the form of Exhibit A to such Alternative Distribution Agreement. As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) the date on which the number of Shares issued and sold pursuant to the Distribution Agreements, any Terms Agreements and any Alternative Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “NYSE Business Day” means any day during the Term that is a trading day for the NYSE other than a day on which trading on the NYSE is scheduled to close prior to its regular weekday closing time, and (iii) “NYSE” means the New York Stock Exchange.

(b)	Subject to the terms and conditions set forth below, the Company appoints Morgan Stanley as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. Morgan Stanley shall use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined in Section 2(a) below). Neither the Company nor Morgan Stanley shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and the Agents shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company only if and when a Transaction Notice related to such an Agency Transaction has been delivered by Morgan Stanley and accepted by the Company as provided in Section 2 below.

(c)	Morgan Stanley, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (A) (i) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Securities Act (such transactions are hereinafter referred to as “At the Market Offerings”), (ii) to or through a market maker, or (iii) directly on or through any other national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, an electronic communication network, a “dark pool” or any similar market venue and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the company and Morgan Stanley pursuant to the Terms Agreement.

(d)	Morgan Stanley shall confirm in writing to the Company the number of Shares sold on any NYSE Business Day, the related Gross Sales Price (as defined in Section 2(b) below) and, if Shares are to be sold in an Agency Transaction in an At the Market Offering, the related Net Sales Price (as defined in Section 2(b) below) promptly after the close of trading on such NYSE Business Day but in any event no later than the opening of trading on the immediately following NYSE Business Day.

(e)

If the Company shall default on its obligation to deliver Shares to Morgan Stanley pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold Morgan Stanley and its successors and assigns harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to Morgan Stanley the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)	The Company acknowledges and agrees that (i) there can be no assurance that Morgan Stanley will be successful in selling the Shares, (ii) Morgan Stanley shall incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by Morgan Stanley to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) Morgan Stanley shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by Morgan Stanley and the Company in a Terms Agreement.

2. Transaction Notices and Terms Agreements.

(a)	The Company may, from time to time during the Term, propose to Morgan Stanley, orally or by email, that such parties enter into an Agency Transaction to be executed on a specified NYSE Business Day or over a specified period of NYSE Business Days. If Morgan Stanley agrees to the terms of such proposed Agency Transaction or if the Company and Morgan Stanley mutually agree to modified terms for such proposed Agency Transaction, then Morgan Stanley shall promptly send to the Company by the means set forth under Section 10 hereof a notice, substantially in the form of Exhibit B hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Agency Transaction. If the Company wishes such proposed Agency Transaction to become a binding agreement between it and Morgan Stanley, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to Morgan Stanley by the means set forth under Section 10 hereof, or by sending an email confirming acceptance of such Transaction Notice and, as promptly as possible thereafter, a written acceptance of such Transaction Notice to Morgan Stanley, by the means set forth under Section 10 hereof. The terms reflected in a Transaction Notice shall become binding on Morgan Stanley and the Company only if accepted by the Company no later than the times specified in such Transaction Notice. Each Transaction Notice shall specify, among other things, the following:

(i) the NYSE Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii) the maximum number of Shares that the Company intends to sell (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s); provided that the number of Shares sold on each such Purchase Date shall be no more than 25% of the average daily trading volume in the Common Stock for the thirty (30) business days preceding the date of delivery of the Transaction Notice (as communicated to the Company by Morgan Stanley) or as otherwise agreed between the Company and Morgan Stanley;

(iii) the commission to be paid by the Company to Morgan Stanley for the sale of Shares pursuant to the Transaction Notice; and

(iv) the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

A Transaction Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, any Terms Agreement, any Alternative Distribution Agreement and any Alternative Terms Agreement, results in a total number of Shares exceeding the Maximum Amount. Provided that Morgan Stanley confirms to the Company the number of Shares sold in accordance with Section 1(d) above, the Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. In the event that more than one Transaction Notice with respect to any Purchase Date(s) is accepted by the Company, the latest executed Transaction Notice shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior accepted Transaction Notice and prior to the acceptance of such latest Transaction Notice. The Company or Morgan Stanley may, upon notice to the other party hereto by telephone (confirmed promptly by e-mail or facsimile), suspend the offering of the Shares for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and Morgan Stanley shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

References herein to this Agreement shall, unless the context otherwise requires, include all Transaction Notices.

(b)	The Purchase Date in respect of the Shares deliverable pursuant to any Transaction Notice shall be set forth in the Transaction Notice. Except as otherwise agreed between the Company and Morgan Stanley, Morgan Stanley’s commission for the sale of Shares pursuant to a Transaction Notice shall be the rate set forth in such Transaction Notice, which shall not be more than 2% of the actual sales price of the Shares (the “Gross Sales Price”) sold pursuant to this Agreement; provided, however, that such commission shall not apply when Morgan Stanley acts as principal, in which case such commission shall be set forth in the applicable Terms Agreement. The Gross Sales Price less Morgan Stanley’s commission is referred to herein at the “Net Sales Price.”

(c)	Morgan Stanley may choose to make a payment of (i) the Gross Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice to the Company by federal funds wire transfer to the account of the Company, the details of which are set forth on Schedule I hereto, against delivery of such Shares to Morgan Stanley’s account, or an account of Morgan Stanley’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and Morgan Stanley, or (ii) the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice to the Company by federal funds wire transfer to the account of the Company, the details of which are set forth on Schedule I hereto, against delivery of such Shares to Morgan Stanley’s account, or an account of Morgan Stanley’s designee, at The Depository Trust Company through its DWAC or by such other means of delivery as may be agreed to by the Company and Morgan Stanley. Such payment and delivery of the Gross Sales Price or Net Sales Price, as applicable, for Shares sold on the Purchase Date, shall be made at or about 10:00 a.m. (New York City time), on the third NYSE Business Day (or such other day agreed to by the Company and Morgan Stanley) following each Purchase Date (each, an “Agency Settlement Date”). In no event shall the Company be obligated to deliver Shares to Morgan Stanley unless the Company shall have received the payment of the Gross Sales Price or Net Sales Price, as applicable, for Shares sold on any Purchase Date prior to or simultaneously with the delivery of such Shares. If the Company fails for any reason to make timely delivery of such Shares after receiving payment for such Shares, the Company shall indemnify Morgan Stanley and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that Morgan Stanley may incur as a result of such failure. If payment of the Gross Sales Price for Shares sold by the Company on any Purchase Date is made pursuant to Section 2(c)(i) hereof, Morgan Stanley’s commission for such sales payable by the Company pursuant to Section 2(b) hereof shall be set forth and invoiced in a periodic statement from Morgan Stanley to the Company, payment to be made by the Company promptly after its receipt thereof.

(d)	If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and Morgan Stanley thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through Morgan Stanley, and Morgan Stanley shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company otherwise agrees in writing.

(e)	Under no circumstances shall the number of Shares sold pursuant to this Agreement, the Alternative Distribution Agreements, any Terms Agreements and any Alternative Terms Agreements exceed the Maximum Amount.

(f)	Prior to the sale of any Shares, the Common Stock shall be an “actively traded security” excepted from the requirements of Rule 101(c)(1) of Regulation M under the Exchange Act. If either party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement, any Transaction Notice or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, Morgan Stanley shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by Morgan Stanley and the Company.

(g)	(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify Morgan Stanley of the proposed terms of the Principal Transaction. If Morgan Stanley, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and Morgan Stanley shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or Morgan Stanley unless and until the Company and Morgan Stanley have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(h)	Each sale of the Shares to Morgan Stanley in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, Morgan Stanley. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by Morgan Stanley. The commitment of Morgan Stanley to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Any such Terms Agreement shall specify the number of the Shares to be purchased by Morgan Stanley pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with Morgan Stanley in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares. The compensation in a Principal Transaction will be as agreed to by the parties in connection with such Principal Transaction.

(i)

Upon request from time to time, the Company shall provide Morgan Stanley with a copy of its policy on insider trading and advise Morgan Stanley in writing of any changes thereto. The Company represents and warrants that the insider trading policy does not apply to the Company or Morgan Stanley. Without the prior written consent of each of the Company and Morgan Stanley, the Company shall not request the sale of any Shares that would be sold, Morgan Stanley need not make any sale of Shares, (i) during any period in which the Company is in possession of material non-public information, or (ii) during the period beginning on the earlier of (A) the 15th business day after the end of each fiscal year or fiscal quarter of the Company and (B) the 14th day prior to the Earnings Announcement (as defined below), and ending on the earlier of (A) the time that is 24 hours after the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q for such fiscal year or quarter, as applicable, is filed with the Commission (each, a “Filing Time”) or (B) in the event that the Company files (not just furnishes) a Current Report on Form 8-K (each, an “Earnings 8-K”) that includes substantially the same financial and related information as was set forth in a press release containing, or public announcement of, its earnings, revenues or other results of operations for such fiscal year or fiscal quarter (each, an “Earnings Announcement”), other than any earnings projections, similar forward-looking data and officers’ quotations, in form and substance reasonably satisfactory to Morgan Stanley the later of (x) 24 hours after the Company has issued such Earnings Announcement or (y) the time at which the Company has filed such Earnings 8-K.

(j)	If the Company wishes to offer, sell or deliver Shares at any time after filing an Earnings 8-K for a fiscal year or quarter, but prior to the Filing Time for such fiscal year or quarter, then, prior to requesting the sale of any Shares under this Agreement, the Company shall (i) provide Morgan Stanley with a customary chief financial officer’s certificate in form and substance reasonably satisfactory to Morgan Stanley and the officers’ certificate, general counsel’s certificate, accountants’ letter and opinions and letters of counsel called for by Sections (5)(a)(i) through (iv) hereof and (ii) afford Morgan Stanley the opportunity to conduct a due diligence review in accordance with Section 6(g) hereof. For purposes of clarity, the parties hereto agree that the delivery of any chief financial officer’s certificate, officers’ certificate, general counsel’s certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, general counsel’s certificates, accountants’ letters and legal opinions and letters as provided in Section 6 hereof.

(k)	The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company by the Company shall only be effected by or through only one of the Agents on any single given day (subject to the exceptions set forth in Section 4(n) below), and the Company shall in no event request that Morgan Stanley and any Alternative Agent sell Shares on the same day; provided, however, that the foregoing limitation shall only apply with respect to an Agency Transaction.

3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, Morgan Stanley, on and as of (i) the date hereof, (ii) each date on which the Company and Morgan Stanley agree upon a Transaction Notice (a “Time of Acceptance”) or executes and delivers a Terms Agreement, (iii) each Time of Sale (as defined below), (iv) each Settlement Date and (v) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (v), a “Representation Date”), as follows:

(a) Registration Statement and Prospectus. There is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares pursuant to the Distribution Agreements has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each Representation Date (other than the date hereof) will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date (other than the date hereof), in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date (other than the date hereof), the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement or omission in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning any Agent and furnished in writing by or on behalf of any Agent expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of Morgan Stanley’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b) Permitted Free Writing Prospectus. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of Morgan Stanley (which consent will not be unreasonably withheld, conditioned or delayed) until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) other than any Permitted Free Writing Prospectus made pursuant to this Agreement or any Terms Agreement. Any such free writing prospectus relating to the Shares consented to by the Company and Morgan Stanley is hereinafter referred to as a “Permitted Free Writing Prospectus,” and for purposes of the representations and warranties set forth in this Section 3, “Permitted Free Writing Prospectus” shall mean such free writing prospectus as further supplemented or amended by any later Permitted Free Writing Prospectus, Prospectus or Incorporated Document. The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.

(c) Incorporated Documents. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirement of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and any supporting schedules included in the Registration Statement present fairly in all material respects, in accordance with GAAP, the information required to be stated therein, except as may be expressly stated in the related notes thereto; and the other financial information included in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects, in accordance with GAAP, the information shown thereby. All disclosures contained in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(e) No Material Adverse Change. Except as disclosed in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, since the date of the most recent financial statements of the Company included in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, (i) there has not been any change in the capital stock (except for subsequent issuances, if any, pursuant to (A) the Distribution Agreements, (B) reservations, agreements, employee benefit plans or dividend reinvestment or stock purchase plans referred to in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus, (C) the exercise, redemption or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus, or (D) unregistered issuances not required to be disclosed pursuant to the Exchange Act, the Securities Act or any regulation promulgated thereunder), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than ordinary and customary dividends), or any material adverse change in or affecting the condition, financial or otherwise, or the business, properties, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus.

(f) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the business, properties, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(g) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options (except for subsequent issuances, if any, pursuant to (A) reservations, agreements, employee benefit plans or dividend reinvestment or stock purchase plans referred to in the Registration Statement, any Permitted Free

Writing Prospectus or the Prospectus, (B) the exercise, redemption or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus, or (C) unregistered issuances not required to be disclosed pursuant to the Exchange Act, the Securities Act or any regulation promulgated thereunder); the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable.

(h) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (the “Board of Directors”) (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans, the Securities Act, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (“NYSE”) and any other exchange on which Company securities are traded, to the extent applicable, and (iii) each such grant was properly disclosed and accounted for in all material respects in accordance with GAAP in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus to the extent such grant was made prior to the date hereof. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(i) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and any Terms Agreement and to perform its obligations hereunder or thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized).

(j) Distribution Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company. The transactions contemplated by this Agreement have been duly authorized by the Company.

(k) The Shares. The Shares to be issued and sold by the Company hereunder or under any Terms Agreement have been duly authorized and, when issued and delivered and paid for as provided herein or in any Terms Agreement, will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights. The form of certificates used to represent the Shares, where the Shares are represented by certificates, complies in all material respects with all applicable statutory requirements and any requirements of the NYSE and with any applicable requirements of the charter, bylaws and other organizational documents of the Company. The Shares are registered pursuant to Section 12(b) of the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or de-listing the Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(l) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in each case, as disclosed in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(m) No Conflicts. The execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby or by any Terms Agreement does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(n) No Consents Required. No filing with, consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby or by any Terms Agreement, except for (i) such as has been obtained or made, and (ii) such consents, approvals, authorizations, orders, registrations or qualifications, if any, as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the placement of the Shares by Morgan Stanley.

(o) Legal Proceedings. Except as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus that are not so described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement, any Permitted Free Writing Prospectus or described in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus.

(p) Independent Accountants. Deloitte & Touche LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the Exchange Act.

(q) Property. (A) The Company or its subsidiaries have good and marketable title (fee or leasehold) to all of the real properties described in the Prospectus as owned or leased by them and the improvements located thereon (collectively, the “Properties”) and any other real property owned by them, in each case, free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except such as (1) are described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus or (2) would not reasonably be expected to have a Material Adverse Effect; (B) except as otherwise described in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus, or would not reasonably be expected to have a Material Adverse Effect, all of the ground leases and subleases relating to the Properties, if any, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the ground leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; (C) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of the Company or any of its subsidiaries that are required to be disclosed in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus are disclosed therein; (D) except as otherwise described in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus, no tenant under any of the tenant leases at the Properties has a right of first refusal, option or other right to purchase the premises demised under such lease, except for rights or options that would not reasonably be expected to have a Material Adverse Effect if exercised; (E) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not reasonably be expected to have a Material Adverse Effect; (F) except as otherwise described in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus, the Company has no knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that would reasonably be expected to have a Material Adverse Effect; (G) except as otherwise described in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus or would not reasonably be expected to have a Material Adverse Effect, the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties; (H) the Company, directly or indirectly, has obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount at least equal to the greater of (i) the mortgage indebtedness of each such Property or (ii) the purchase price of each such Property, and all such policies of insurance are in full force and effect except where the failure of such insurance policies to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and (I) except as otherwise described in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus, neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any tenant of any of the Properties, is in default under (x) any tenant lease (as lessor or lessee, as the case may be) relating to any of the Properties, (y) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties or (z) any ground lease, sublease or operating sublease relating to any of the Properties, whether with or without the passage of time or the giving of notice, or both, that would constitute a default under any of such documents or agreements, except with respect to (x), (y) and (z) immediately above any such default that would not reasonably be expected to have a Material Adverse Effect.

(r) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. Except as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, the Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(s) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus and that is not so described in such documents.

(t) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(u) Taxes. Except as otherwise disclosed in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, (i) the Company and its subsidiaries have paid all material federal, state, local and foreign taxes, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, and filed all material tax returns, reports, information returns, and statements required to be paid or filed through the date hereof and all such filings are correct and complete in all material respects, and (ii) there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

(v) Licenses and Permits. Except as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus ,the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization that, singly or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect.

(w) No Labor Disputes. Except as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(x) Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, (i) the Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws or relating to Hazardous Materials, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, (e) have made available to representatives of Morgan Stanley complete and accurate copies of all environmental assessments, reports, audits and other material documents in its possession or under its control that relate to Company’s or any of its subsidiaries’ compliance with Environmental Laws or the environmental condition at any real property that Company or its subsidiaries currently own, operate or lease or formerly have owned, operated or leased, and (f) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings that would not reasonably be expected to have a Material Adverse Effect, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or with respect to the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect, and (c) none of the Company and its subsidiaries reasonably anticipates material capital expenditures relating to compliance with applicable Environmental Laws.

(y) Hazardous Materials. Except as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance ,waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

(z) Compliance with ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(aa) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) and 15d-15 of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal controls over financial reporting; and since the date of the most recent evaluation of such internal controls over financial reporting, there has been no change in the Company’s internal controls over financial reporting that could reasonably be expected to have a Material Adverse Effect. The Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(cc) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance therewith.

(ff) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, without limitation, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) Compliance with Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject or the target of any applicable sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce) (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), or (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (x) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is a Sanctioned Person or (y) in any other manner that would result in a violation of any Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(hh) No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus or as would not have a Material Adverse Effect, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or from repaying to the Company any loans or advances to such subsidiary from the Company.

(ii) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than the Distribution Agreements) that would give rise to a valid claim against the Company or any of its subsidiaries or Morgan Stanley for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(kk) Accurate Disclosure. The statements in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus under the headings “Description of Common and Preferred Stock,” “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations,” “Supplemental Material U.S. Federal Income Tax Considerations” and “Plan of Distribution,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(ll) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required.

(mm) No Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(nn) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(qq) No Integration. Neither the Company nor any of its subsidiaries has offered, sold or issued, or agreed to offer, sell or issue, any securities that would be integrated with the offering and sale of the Shares pursuant to the Securities Act or the interpretations thereof by the Commission.

(rr) Approval of Listing. As of each Settlement Date, the Shares to be sold by the Company from time to time hereunder will be approved for listing on the NYSE, subject to official notice of issuance.

(ss) Real Estate Investment Trust. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Code (a “REIT”) for each taxable year commencing with its taxable year ending December 31, 2003, and its organization and method of operation (as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2015 and thereafter.

(tt) Description of Organization and Method of Operations. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation set forth in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus are true, complete and correct in all material respects; the Company’s operating policies and investment guidelines described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus accurately reflect in all material respects the operation of the Company’s business, and no material deviation from such guidelines or policies is currently contemplated.

(uu) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

4. Certain Covenants of the Company. The Company hereby agrees with Morgan Stanley as follows:

(a)	For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, before using or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares), (i) to furnish to Morgan Stanley a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such amendment or supplement with the Commission, and (ii) that the Company shall not use or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which Morgan Stanley reasonably objects, unless the Company’s legal counsel has advised the Company that filing such document is required by law.

(b)	To prepare a Prospectus Supplement, with respect to any Shares sold by the Company pursuant to this Agreement in a form previously approved by Morgan Stanley and to file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act); to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to Morgan Stanley via e-mail in “.pdf” format on such filing date to an e-mail account designated by Morgan Stanley; and, at Morgan Stanley’s request, to furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)

To timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise Morgan Stanley, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus, any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission (in each case, other than due to the filing of an Incorporated Document or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares), (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Securities Act, (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Securities Act, (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information, (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)	In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Securities Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)	To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as Morgan Stanley may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise Morgan Stanley of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)	To make available to Morgan Stanley at its offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to Morgan Stanley, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as Morgan Stanley may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule); and for so long as this Agreement is in effect, the Company shall prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Securities Act.

(g)	To furnish or make available to Morgan Stanley during the Term (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to Morgan Stanley from time to time during the Term such other information as Morgan Stanley may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of Morgan Stanley, as applicable; provided, however, that the Company and its subsidiaries shall have no obligation to provide Morgan Stanley with any document filed on EDGAR or included on the Company’s Internet website.

(h)

If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel to Morgan Stanley or counsel to the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Securities Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to Morgan Stanley to cease the solicitation of offers to purchase the Shares in Morgan Stanley’s capacity as agent, and, in either case, the Company shall promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i)	To timely file such reports pursuant to the Exchange Act in order to generally make available to its security holders an earnings statement (in a form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering the twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.

(j)	To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement or the Prospectus under the caption “Use of Proceeds.”

(k)	Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business or bidding for or purchasing shares of Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(l)	(i) Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes in connection with (A) the preparation and filing of the Registration Statement (including registration fees pursuant to Rule 456(b)(1)(i) under the Securities Act), the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (B) the registration, issue and delivery of the Shares, (C) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Agents in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Agents, (D) the listing of the Shares on the NYSE and any registration thereof under the Exchange Act, (E) any filing for review of the public offering of the Shares by FINRA, (F) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm and (G) the performance of the Company’s other obligations hereunder; provided that the Agents shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares and fees and disbursements of its counsel other than as specifically provided above or elsewhere in this Agreement.

(ii) If this Agreement is terminated by either the Company or Morgan Stanley in accordance with the provisions of Section 8 hereof, on or after the 18-month anniversary of the execution of this Agreement and prior to the offer and sale of Shares with an aggregate Gross Sales Price of $10.0 million, in each case under this Agreement and all Terms Agreements, to reimburse Morgan Stanley for all of its reasonable fees and disbursements of a single counsel to Morgan Stanley, who shall be the same counsel used by the Alternative Agents under the Alternative Distribution Agreements, incurred by it in connection with the offering contemplated by this Agreement; provided that the Company will not be obligated to reimburse any expenses pursuant to this Section 4(l)(ii) in excess of Morgan Stanley’s pro rata share (based on the Gross Sales Price of Shares sold by each of the Agents as of the date of termination of this Agreement) of up to $125,000 of such fees and disbursements.

(m)	With respect to the offering(s) contemplated hereby, that the Company will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Securities Act; the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Securities Act or the rules and regulations promulgated thereunder.

(n)	During each period commencing on the date of each Transaction Notice and ending at the close of business on the Settlement Date for the related Agency Transaction, the Company shall provide Morgan Stanley notice as promptly as reasonably possible (and, in any event, at least four (4) business days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required with respect to (A) the Shares to be sold hereunder or under any Alternative Distribution Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion, redemption or exchange of a security outstanding at the time such Transaction Notice is delivered, (C) any shares of Common Stock, shares of restricted stock, phantom shares, dividend equivalent rights or other equity-based awards issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment or stock purchase plan existing at the time such Transaction Notice is delivered, (E) any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in connection with acquisitions of real property or real property companies or (F) any shares of Common Stock sold by the Company’s transfer agent to eliminate fractional shares. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o)	To retain, pursuant to reasonable procedures developed in good faith, copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p)	To use its commercially reasonable efforts to cause the Shares to be listed on the NYSE.

(q)	That it consents to Morgan Stanley trading in the Common Stock for Morgan Stanley’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(r)	The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2015, for taxation as a REIT under the Code, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code thereafter, unless the Board of Directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to so qualify or to be so qualified.

5. Execution of Agreement. Morgan Stanley’s obligation to execute and deliver this Agreement shall be subject to the satisfaction of the following conditions in connection with, and on the date of, the execution of this Agreement:

(a)	the Company shall have delivered to Morgan Stanley:

(i) an officers’ certificate signed by two of the Company’s executive officers, dated the date of this Agreement, certifying as to the matters set forth in Exhibit C hereto;

(ii) a certificate of the Company’s General Counsel, Executive Vice President and Secretary of the Company, certifying as to the matters set forth in Exhibit D hereto;

(iii) an opinion and negative assurance letter of Goodwin Procter LLP, counsel to the Company, addressed to Morgan Stanley and dated the date of this Agreement, in the form of Exhibit E hereto;

(iv) an opinion of Goodwin Procter LLP, tax counsel to the Company, addressed to Morgan Stanley and dated the date of this Agreement, in the form of Exhibit F hereto;

(v) a “comfort” letter of Deloitte & Touche LLP , addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(vi) to the extent required pursuant to Section 2(j) above, a certificate of the chief financial officer of the Company;

(vii) a certificate signed by the Company’s corporate secretary, annexing, among other documents, the resolutions duly adopted by the Company’s board of directors, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(viii) such other documents as Morgan Stanley shall reasonably request; and

(b)	Morgan Stanley shall have received an opinion and negative assurance letter of Hogan Lovells US LLP, counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request.

6. Additional Covenants of the Company. The Company further covenants and agrees with Morgan Stanley as follows:

(a)	Each acceptance of a Transaction Notice by the Company and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to Morgan Stanley pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice or Terms Agreement, at or before the Time of Sale as the case may be).

(b)	Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (except by the filing of any Incorporated Document (other than an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K that is required pursuant to Section 2(j)), any prospectus supplement filed pursuant to Section 4(b) hereof or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares) or, unless a Transaction Notice is then in effect and has not been suspended or the Settlement Date for any Shares previously sold has not yet occurred, at such later date selected by the Company following such amendment or supplement (but, in any event, no later than the first date and time following such amendment or supplement on which the Company accepts a Transaction Notice or enters into a Terms Agreement), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) otherwise as Morgan Stanley shall reasonably request, provided that Morgan Stanley shall not make such a request during periods that the Company is not and will not be selling any Shares (each date referred to in clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless Morgan Stanley agrees otherwise, furnish or cause to be furnished to Morgan Stanley certificates, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the certificates referred to in Section 5(a)(i) and Section 5(a)(ii) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificates, a certificate to the effect that the statements contained in the certificates referred to in Section 5(a)(i) and Section 5(a)(ii) hereof furnished to Morgan Stanley are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate).

(c)	Each Bring-Down Delivery Date, the Company shall, unless Morgan Stanley agrees otherwise, cause to be furnished to Morgan Stanley (A) the written opinion and negative assurance letter of Goodwin Procter LLP, counsel to the Company, and (B) the written opinion of Goodwin Procter LLP, tax counsel to the Company, each dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinions and letter referred to in Section 5(a)(iii) and Section 5(a)(iv) hereof, respectively, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinions and letter, such counsel shall furnish Morgan Stanley with letters substantially to the effect that Morgan Stanley may rely on the opinions and letter referred to in Sections 5(a)(iii) and 5(a)(iv), furnished to Morgan Stanley, to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d)	Each Bring-Down Delivery Date, the Company shall, unless Morgan Stanley agrees otherwise, cause Deloitte & Touche LLP to furnish to Morgan Stanley a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the letter referred to in Section 5(a)(v) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter.

(e)	Each Bring-Down Delivery Date, to the extent required pursuant to Section 2(j) above, the Company shall, unless Morgan Stanley agrees otherwise, cause to be furnished to Morgan Stanley a certificate of the chief financial officer of the Company of the same tenor as the certificate referred to in Section 2(j).

(f)	(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission at the time the Company accepts a Transaction Notice; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of Morgan Stanley and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company accepts a Transaction Notice; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Transaction Notice.

(g)	The Company shall reasonably cooperate with any reasonable due diligence review requested by Morgan Stanley or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of Deloitte & Touche LLP for an update on diligence matters with representatives of Morgan Stanley and (ii) at each Bring-Down Delivery Date or otherwise as Morgan Stanley may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Deloitte & Touche LLP for one or more due diligence sessions with representatives of Morgan Stanley and its counsel.

(h)	To the extent required under applicable law, the Company shall disclose, in its quarterly reports on

Form 10-Q, in its annual report on Form 10-K and/or, at the Company’s option, in prospectus supplements to be filed by the Company from time to time, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or such shorter period determined by the Company, as the case may be.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to Morgan Stanley. Morgan Stanley will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail or facsimile as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7. Conditions of Morgan Stanley’s Obligation. Morgan Stanley’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Notice that has been accepted by the Company and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)	At the Time of Acceptance, at the time of the commencement of trading on the NYSE on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i) The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers or the general counsel of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii) The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii) In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the NYSE shall not have been suspended.

(iv) From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of Morgan Stanley makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement or any Terms Agreement, as the case may be, any Permitted Free Writing Prospectus and the Prospectus.

(v) Subsequent to the relevant Time of Acceptance, (A) no downgrading shall have occurred in the rating accorded any securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that is not disclosed in the Prospectus or any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi) Prior to the Settlement Date, the Shares to be issued pursuant to the Transaction Notice or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the NYSE, subject only to notice of issuance.

(vii) (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii) (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of Morgan Stanley; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Transaction Notice.

(ix) No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which Morgan Stanley shall have reasonably objected in writing.

(b)	At every Bring-Down Delivery Date, Morgan Stanley shall have received the officer’s certificates, general counsel’s certificates, opinions and negative assurance letters of counsel, “comfort” letters, and to the extent required by Section 2(j), the chief financial officer’s certificates, and other documents provided for under Sections 6(b) through (d), inclusive.

8. Termination.

(a)	(i) The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to Morgan Stanley. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of Morgan Stanley, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii) In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of Morgan Stanley.

(b)	(i) Morgan Stanley may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii) In the case of any purchase by Morgan Stanley pursuant to a Terms Agreement, the obligations of Morgan Stanley pursuant to such Terms Agreement shall be subject to termination at any time prior to or at the Principal Settlement Date, if, (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of the NYSE or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in Morgan Stanley’s judgment, is material and adverse or (v) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares and (B) in the case of any of the events specified in clauses (A)(i) through (v), such event singly or together with any other such event specified in clauses (A)(i) through (v) makes it, in Morgan Stanley’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. If Morgan Stanley elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)	This Agreement shall remain in full force and effect until the earlier of (A) termination of this Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares have been sold in accordance with the terms of this Agreement, any Terms Agreement, any Alternative Distribution Agreement and any Alternative Terms Agreement and (C) the date on which the shelf registration statement on Form S-3 (333-207824), filed on November 5, 2015 ceases to be effective, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by Morgan Stanley or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9. Indemnity and Contribution.

(a)	The Company agrees to indemnify and hold harmless Morgan Stanley, its affiliates, directors, officers, employees and agents and each person, if any, who controls Morgan Stanley within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to Morgan Stanley furnished to the Company in writing by or on behalf of Morgan Stanley expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)).

(b)	Morgan Stanley agrees to indemnify and hold harmless the Company and each of the Company’s directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 9(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to Morgan Stanley furnished to the Company in writing by or on behalf of Morgan Stanley expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, it being understood and agreed upon that such information shall consist solely of the following: Morgan Stanley’s name and the fourth sentence of the second paragraph, the third paragraph and the eighth paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

(c)	If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. In the case of parties indemnified pursuant to Section 9(a) above, counsel to the Indemnified Person shall be selected by Morgan Stanley, and, in the case of parties indemnified pursuant to Section 9(b) above, counsel to the Indemnified Person shall be selected by the Company. An Indemnifying Person may participate at its own expense in the defense of any such action; provided, however, that counsel to the Indemnifying Person shall not (except with the consent of the Indemnified Person) also be counsel to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for Morgan Stanley, its affiliates, directors, officers and agents and any control persons of Morgan Stanley shall be designated in writing by Morgan Stanley and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. If at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel, such Indemnifying Person agrees that it shall be liable for any settlement of the nature contemplated by this Section 9(c) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement.

(d)	If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Morgan Stanley, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and Morgan Stanley, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and Morgan Stanley, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by Morgan Stanley in connection therewith bear to the aggregate Gross Sales Price. The relative fault of the Company, on the one hand, and Morgan Stanley, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by Morgan Stanley, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	The Company and Morgan Stanley agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall Morgan Stanley be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by Morgan Stanley with respect to the offering of the Shares exceeds the amount of any damages that Morgan Stanley has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to Morgan Stanley, shall be sufficient in all respects if delivered or sent to Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York, 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 2021 Spring Road, Suite 200, Oak Brook, Illinois 60523, attention of General Counsel, with a copy to Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, attention of Daniel P. Adams (fax no. 617-523-1231). Notwithstanding the foregoing, Transaction Notices shall be delivered to the Company via e-mail to Heath Fear at fear@rpai.com, with copies to Dennis K. Holland at holland@rpai.com and Sarah C. Byrnes at byrnes@rpai.com, and receipt confirmed by telephone at 630-634-4230, and an acceptance of a Transaction Notice shall be delivered to Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York, 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department.

11. No Fiduciary Relationship. The Company acknowledges and agrees that Morgan Stanley is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, Morgan Stanley is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigations and appraisals of the transactions contemplated hereby, and Morgan Stanley shall have no responsibility or liability to the Company with respect thereto. Any review by Morgan Stanley of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Morgan Stanley and shall not be on behalf of the Company.

12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Transaction Notice shall be adjusted to take into account any stock split or reverse stock split effected with respect to the Shares.

13. Governing Law; Construction.

(a)	This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)	The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consent to the jurisdiction of such courts and personal service with respect thereto. Each of Morgan Stanley and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. The Company agrees that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company are or may be subject, by suit upon such judgment.

15. Parties in Interest. The agreements set forth herein and in any Terms Agreement have been and are made solely for the benefit of Morgan Stanley, the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from Morgan Stanley) shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.

16. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Successors and Assigns. This Agreement shall be binding upon Morgan Stanley, the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s, and Morgan Stanley’s respective businesses and/or assets.

18. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and Morgan Stanley contained in this Agreement or made by or on behalf of the Company or Morgan Stanley pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or Morgan Stanley.

19. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the terms “affiliate” and “significant subsidiary” have the meanings ascribed thereto in Rule 405 under Securities Act.

20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

21. Miscellaneous. Morgan Stanley, an indirect, wholly owned subsidiary of Morgan Stanley, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of Morgan Stanley Bank. Because Morgan Stanley is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by Morgan Stanley are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of Morgan Stanley Bank, and are not otherwise an obligation or responsibility of a branch or agency of Morgan Stanley Bank.

A lending affiliate of Morgan Stanley may have lending relationships with issuers of securities underwritten or privately placed by Morgan Stanley. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by Morgan Stanley will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of Morgan Stanley.

Morgan Stanley and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of the Common Stock or other securities of the Company, at the same time that Morgan Stanley is acting as agent pursuant to this Agreement; provided that Morgan Stanley acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by Morgan Stanley and its affiliates to enter into any such transactions.

If the foregoing correctly sets forth the understanding among the Company and Morgan Stanley, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and Morgan Stanley.

Very truly yours,

RETAIL PROPERTIES OF AMERICA, INC.

By:	/s/ Heath Fear
Name: Heath Fear
Title: Authorized Signatory, Executive VP, CFO

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Russ Lindberg
Name: Russ Lindberg
Title: Executive Director

Exhibit A

Retail Properties of America, Inc.

Common Stock

TERMS AGREEMENT

            , 201

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Dear Sirs:

Retail Properties of America, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated December [●], 2015 (the “Distribution Agreement”), between the Company and Morgan Stanley & Co. LLC (“Morgan Stanley”), to issue and sell to Morgan Stanley the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to Morgan Stanley the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]. Unless otherwise defined below, capitalized terms defined in the Distribution Agreement shall have the same meanings when used herein.

[Morgan Stanley shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by Morgan Stanley to the Company for the Purchased Securities. This option may be exercised by Morgan Stanley at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by Morgan Stanley, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Settlement Date].

An amendment to the Registration Statement (as defined in the Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities], in the form heretofore delivered to Morgan Stanley is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Morgan Stanley and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of this Agreement or any Terms Agreement to the contrary, the Company consents to Morgan Stanley trading in the Common Stock for Morgan Stanley’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between Morgan Stanley and the Company.

RETAIL PROPERTIES OF AMERICA, INC.

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

MORGAN STANLEY & CO. LLC

By:
Name:
Title: